                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        ONTRACK Data International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           ONTRACK DATA INTERNATIONAL, INC.

                                 -------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 -------------------

    Notice is hereby given that the Annual Meeting of Shareholders of ONTRACK Data International, Inc. (the "Company") will be held at the Eden Prairie City Center, 8080 Mitchell Road, Eden Prairie, Minnesota 55344 on May 21, 1997 at 3:00 p.m. for the following purposes:

    1.   To elect seven directors.

    2. To ratify and approve the selection of independent accountants for the Company for the current fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                             By Order of the Board of Directors


                             Michael W. Rogers
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Eden Prairie, Minnesota
April 15, 1997




TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                           ONTRACK DATA INTERNATIONAL, INC.

                                 -------------------

                                   PROXY STATEMENT

                                 -------------------

    This Proxy Statement is furnished to the shareholders of ONTRACK Data International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 21, 1997, or any adjournments thereof. The Company's principal offices are located at 6321 Bury Drive, Eden Prairie, Minnesota, 55346. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 15, 1997.

    Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. A shareholder who submits votes by proxy (including, in the case of shares held in street name, votes directed by brokers at their discretion on certain non-controversial matters as allowed under New York Stock Exchange rules) but does not vote on a specific item of business is not considered to be present and entitled to vote with respect to such item of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on the shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not vote on such item on the shareholder's behalf.

    The total number of shares of stock outstanding and entitled to vote at the Annual Meeting as of March 27, 1997 consisted of 9,789,240 shares of $.01 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on March 27, 1997 will be entitled to vote at the meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 27, 1997 by (i) each person known to the Company to beneficially own more than five percent (5%) of Common Stock, (ii) each director, (iii) each of the Named Executives and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all shareholders have sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

    NAME AND ADDRESS OF                 NUMBER OF SHARES       PERCENT
    BENEFICIAL OWNER                    BENEFICIALLY OWNED     OF CLASS
     ----------------                    ------------------     --------

    Michael W. Rogers (1)(2).......         1,818,300           18.6%
       6321 Bury Drive
       Eden Prairie, MN 55346

    John E. Pence (2)(3)...........         1,722,601           17.6%
       6321 Bury Drive
       Eden Prairie, MN 55346

    Gary S. Stevens (2)(4).........         1,818,300           18.6%
       6321 Bury Drive
       Eden Prairie, MN 55346

    TA Associates Group (5)........         1,062,204           10.9%
       c/o TA Associates, Inc.
       High Street Tower, Suite 2500
       125 High Street
       Boston, MA 02110-2720

    Chestnut Group (6)(9)..........           118,743            1.2%

    DESIFTA Limited (9)............            34,853               *

    Marshall A. Warwaruk (7)(9)....            81,675               *

    Jacqueline C. Morby (7)(8)(9)..            23,408               *

    Roger D. Shober (9)............            16,250               *

    Robert M. White, Ph.D (9)......            11,250               *

    Richard J. Runbeck (9).........             5,625               *

    John M. Bujan (7)(9)...........            18,824               *

    All executive officers and
       directors as a group
       (10 persons) (7)(8)..........        5,591,233           56.1%

--------------------
* Less than 1%

(1) Includes 721,430 shares of Common Stock owned by the Rogers Family Limited Partnership, of which Mr. Rogers is the General Partner.
(2) See "Certain Transactions" for a description of the Stock Transfer Agreement among these individuals.
(3) Includes 289,996 shares of Common Stock owned by the Pence Family Limited Partnership, of which Mr. Pence is the General Partner.
(4) Includes 48,096 shares of Common Stock owned by the Stevens Family Limited Partnership, of which Mr. Stevens is the General Partner.
(5) Includes the following shares of Common Stock: (i) 810,534 shares held by Advent VI L.P.; (ii) 158,459 shares held by Advent Atlantic and Pacific Limited Partnership; (iii) 81,053 shares of Common Stock held by Advent New York L.P.; and (iv) 12,158 shares held by TA Venture Investors, L.P.
    Advent VI L.P., Advent Atlantic and Pacific Limited Partnership, Advent New York L.P., and TA Venture Investors, L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of each of Advent VI L.P. and Advent New York L.P. is TA Associates VI, L.P. The general partner of Advent Atlantic and Pacific Limited Partnership is TA Associates AAP Ventures, L.P. The general partner of each of TA Associates VI, L.P. and TA Associates AAP Ventures, L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors, L.P.; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Ms. Morby, a director of the Company) comprise the general partners of TA Venture Investors, L.P. In such capacity, Ms. Morby may be deemed to share voting and investment power with respect to the 12,158 shares held of record by TA Venture Investors, L.P. Ms. Morby disclaims beneficial ownership of such shares.
(6) Includes the following shares of Common Stock: (i) 83,890 shares held by Chestnut III Limited Partnership; and (ii) 34,853 shares held by Chestnut Capital International III L.P. Messrs. Jonathan J. Fleming, Michael F. Schiavo, Peter A. Schober and John G. Turner are the general partners of Chestnut III Management Limited Partnership ("CMLP") and MVP Capital Limited Partnership ("MVP"). CMLP has voting and investment power to act for Chestnut III Limited Partnership. MVP has voting and investment power to act for Chestnut Capital International III L.P.
(7) Includes the following number of shares which could be purchased under stock options exercisable on the date hereof: Mr. Warwaruk, 75,000 shares; Ms. Morby, 11,250 shares; Mr. Bujan, 16,500 shares; and all executive officers and directors as a group, 177,750 shares.
(8) Includes 12,158 shares held by TA Venture Investors, L.P., all of which shares are included in the 1,062,204 shares described in footnote (5) above. Ms. Morby disclaims beneficial ownership to such shares. Included in these shares are 2,830 shares beneficially owned through TA Venture Investors, L.P. by a trust for the benefit of Ms. Morby's children, as to which shares Ms. Morby disclaims beneficial ownership. Does not include any shares beneficially owned by Advent VI L.P., Advent Atlantic and Pacific Limited Partnership or Advent New York L.P., of which Ms. Morby disclaims beneficial ownership.
(9) Mailing address: c/o ONTRACK Data International, Inc., 6321 Bury Drive, Eden Prairie, Minnesota 55346.

                              1.  ELECTION OF DIRECTORS

    Seven directors will be elected by the Company's shareholders at the Annual Meeting, each to serve until the next annual meeting of shareholders or until a successor is elected. The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for such nominees. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

    The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to the Company by such persons.

                                                                    DIRECTOR
NAME AND AGE                 PRINCIPAL OCCUPATION                    SINCE
------------                  --------------------                   --------

Michael W. Rogers (41)       Chairman and CEO of                     1985
                             the Company

John E. Pence (50)           President of the Company                1985

Gary S. Stevens (40)         Senior Vice President, Engineering      1985
                             of the Company

Jacqueline C. Morby (59)     Managing Director                       1991
                             TA Associates, Inc.

Robert M. White, Ph.D. (58)  Professor and Head of the Department    1994
                             of Electrical and Computer Engineering
                             Carnegie Mellon University

Roger D. Shober (58)         Retired Executive                       1995

Richard J. Runbeck (51)      President                               1996
                             Runbeck & Associates, P.A.


BUSINESS EXPERIENCE OF NOMINEES

    Michael W. Rogers has served as Chief Executive Officer of the Company since 1986 and as Chairman since 1989. Additionally, Mr. Rogers has served as a Director of the Company since 1985 and from 1989 to May 1996 as Chief Financial Officer. From 1980 to 1985, Mr. Rogers was employed by Control Data Corporation ("CDC"), where he served as a Senior Developer of diagnostic software routines and as a Senior Electrical Engineer and an Electrical Engineer for software and hardware development. From 1978 to 1980, he was an Associate Engineer with Westinghouse Bettis Atomic Power Laboratory, a subsidiary of Westinghouse Electric Corporation.

    John E. Pence has served as President and as a Director of the Company since 1985. From 1971 to 1985, he was employed by CDC, where he served as Department Head for the Program Management Office for CDC's mini-micro peripheral development (1984 to 1985), managed the Technical Support organization for worldwide support of CDC's plug compatible peripheral business (1981 to 1984) and served in various other capacities related to software development and computer programming (1971 to 1981).

    Gary S. Stevens has served as Senior Vice President, Engineering and as a Director of the Company since 1985. From 1979 to 1985, Mr. Stevens was a designer and diagnostic programmer of disk subsystems for CDC.

    Jacqueline C. Morby has served as a Managing Director or a partner of TA Associates, Inc., a private equity capital firm, or its predecessor since 1982. Ms. Morby is also a director of Ansys, Inc. and Axent Technologies, Inc., both computer software companies, and Pacific Mutual Life Insurance Co., a life insurance company.

    Robert M. White, Ph.D. has served as a Professor and Head of the Department of Electrical and Computer Engineering at Carnegie Mellon University since 1993. He previously served as Vice President and Chief Technical Officer of CDC, and in 1990 was appointed by President Bush and served as the first Under Secretary of Commerce for Technology until 1993. He is also a director of Zilog, Inc. and SGS-Thomson Microelectronics, both manufacturers of semiconductors.

    Roger D. Shober is a retired executive with 33 years of management experience within the computer industry. Most recently, he served as Executive Vice President of World Wide Operations at Control Data Systems from 1991 to 1994, as President and Chief Operating Officer of Rigidyne, Inc., a hard disk drive research and development company that was subsequently acquired by Seagate, from 1988 to 1991 and as Executive Vice-President of Micom Systems, Inc., a manufacturer of data communications equipment, from 1986 to 1988.

    Richard J. Runbeck is a certified public accountant and has served as President of Runbeck & Associates, P.A., an accounting and consulting firm, since 1985. Runbeck & Associates has provided the Company with tax accounting and financial advisory services since 1987. Mr. Runbeck is also a director of Tech(2), Inc., a distributor and value added reseller of Macintosh computer peripherals.

OTHER INFORMATION REGARDING THE BOARD

    MEETINGS. During 1996, the Board of Directors met six times and held two telephonic meetings. Each director attended more than 75% of the meetings of the Board of Directors or any Committee on which such director served.

    BOARD COMMITTEES. The Audit Committee, consisting of Mr. Runbeck (Chairman) and Ms. Morby, met three times in 1996. Among other duties, the Audit Committee reviews the Company's accounting, auditing and reporting practices, makes recommendations concerning the work of the Company's independent auditors and reviews the adequacy of internal controls.

    The Compensation Committee, consisting of Mr. Shober (Chairman) and Dr. White, met three times in 1996. The Compensation Committee's duties include establishing salaries, bonuses and other compensation for the Company's executive officers, and for the administration of the Non-Qualified Stock Option Plan, the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the compensation earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 1996 (collectively, the "Named Executives"):

                              SUMMARY COMPENSATION TABLE


                                                                LONG-TERM
                                                               COMPENSATION
                                                                ------------
                                                                 NUMBER OF
                                        ANNUAL COMPENSATION     SECURITIES
  NAME AND                             ---------------------    UNDERLYING    ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY($)       BONUS($)  OPTIONS(#)  COMPENSATION($)(1)
------------------            ----     ---------       --------  ----------  ------------------
Michael W. Rogers            1996    $ 190,000      $ 190,000   50,000       $  9,000
  Chairman and Chief         1995      196,000        250,000       --         10,275
  Executive Officer          1994      196,000        203,000       --         11,625

John E. Pence                1996      185,000        185,000   50,000          9,000
  President                  1995      191,000        250,000       --         10,275
                             1994      191,000        230,000       --         11,625

Gary S. Stevens              1996      180,000        180,000   50,000          9,000
  Senior Vice President,     1995      184,000        250,000       --         10,275
  Engineering                1994      184,000        220,000       --         11,625

Marshall A. Warwaruk (2)     1996      130,000        130,000       --          7,400
  Vice President of          1995      101,000        100,000   75,000             --
  Business Development       1994           --             --       --             --

John M. Bujan (3)            1996       92,000         92,000   13,750             --
  General Counsel and        1995           --             --   11,250(4)          --
  Secretary                  1994           --             --       --             --

--------------------


(1) Amounts indicated represent contributions by the Company to the Company's 401(k) Profit Sharing Plan on behalf of the named individuals.
(2) Mr. Warwaruk became Vice President of Business Development in February
    1995 and received a salary for only 11 months in 1995.
(3) Mr. Bujan became General Counsel and Secretary in March 1996 and received a salary for only ten months in 1996.
(4) Non-qualified stock options were awarded to Mr. Bujan in his capacity as a consultant to the Company.

    The following table summarizes option grants in 1996 to each of the Named
Executives:


                                OPTION GRANTS IN 1996




                                  NUMBER OF         PERCENT OF TOTAL
                            SECURITIES UNDERLYING   OPTIONS GRANTED         EXERCISE    EXPIRATION
NAME                          OPTIONS GRANTED(#)   EMPLOYEES IN 1996(%)   PRICE ($/SH)     DATE
----                           -----------------    -------------------    -----------      ----

Michael W. Rogers............          50,000(1)              11.9%               $12.00      08/06/06
John E. Pence................          50,000(1)              11.9                 12.00      08/06/06
Gary S. Stevens..............          50,000(1)              11.9                 12.00      08/06/06
Marshall A. Warwaruk.........             --                    --                   --          --
John M. Bujan................           7,500(2)               1.8                  3.99      05/30/02
                                        6,250(3)               1.5                 12.00      09/18/03



-----------------
(1) The options vest as follows: 20% on each of August 6, 1997, 1998, 1999, 2000 and 2001.
(2) The options vested fully on May 30, 1996.
(3) The options vest as follows: 20% on each of September 18, 1997, 1998, 1999, 2000 and 2001.

    The following table summarizes the exercises of options by the Named Executives in 1996 and the value of options held at December 31, 1996 by the Named Executives.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND YEAR-END OPTION VALUES



                                                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 1996 (#)           DECEMBER 31, 1996 ($)(1)
                         SHARES ACQUIRED       VALUE        ----------------------------       ----------------------------
NAME                      ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                      --------------     -----------    -----------    -------------       -----------    -------------
Michael W. Rogers              --               --              --             50,000              --           $150,000
John E. Pence                  --               --              --             50,000              --            150,000
Gary S. Stevens                --               --              --             50,000              --            150,000
Marshall A. Warwaruk           --               --           75,000               --           $937,500             --
John M. Bujan                2,250             (2)           16,500             6,250           194,355           18,750



---------------------------
(1) The amounts set forth represent the difference between the closing sale price of $15.00 per share of Common Stock on December 31, 1996 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.
(2) Mr. Bujan realized no value upon exercising his options due to the fact that the options' exercise price was the same as the estimated fair market value per share when he exercised the options on April 29, 1996.

    EMPLOYMENT AGREEMENTS   The Company entered into employment agreements with
each of Messrs. Rogers, Pence and Stevens (the "Founders") as of August 6, 1996 pursuant to which their base salaries were established at $190,000, $185,000 and $180,000, respectively. For 1997, these base salaries were increased by the Board to $230,000, $200,004 and $200,004, respectively. The employment agreements also provide that the Founders will be eligible for cash incentive compensation in amounts to be determined from time to time by the Compensation Committee. If the Company terminates a Founder for cause, such Founder shall receive severance payments equal to two times his base salary payable in the then-current fiscal year. Upon the termination of a Founder without cause, the Founder shall receive severance payments equal to two times his base salary payable in the then-current fiscal year, plus an amount equal to his prior year's base salary and bonus. In addition, the Founders were each granted a non-qualified stock option to purchase 50,000 shares of Common Stock under the 1996 Stock Incentive Plan at a price of $12.00 per share, vesting over a five-year period from the date of grant and exercisable for ten years from the date of grant. The Founders are also prohibited from competing for two years after termination of their employment.

    The Company entered into letter agreements with each of Messrs. Bujan and Warwaruk upon the commencement of each such officer's employment in March 1996 and January 1995, respectively. Messrs. Bujan and Warwaruk's 1996 base salaries were established at $110,100 and $130,000, respectively. Their base salaries were increased to $125,004 and $135,000, respectively, for 1997. The letter agreements generally provide for severance payments upon their termination for reasons other than gross misconduct in amounts equal to (i) twelve months base salary for Mr. Bujan and (ii) three months base salary plus three months base salary for each year of employment, up to a maximum of twelve months base salary, for Mr. Warwaruk. Messrs. Bujan and Warwaruk are also prohibited from competing for two years after termination of their employment.

DIRECTOR COMPENSATION

    Non-employee directors receive $2,500 for each meeting attended while employee directors receive no compensation for serving on the Board of Directors of the Company. On October 21, 1996, each non-employee director was granted a non-qualified stock option to purchase 10,000 shares of Common Stock under the Company's 1996 Plan at an exercise price of $12.00 per share. These options will vest at the rate of 25% on each of the first four anniversaries of the option grant date and will be exercisable for ten years.

                                 CERTAIN TRANSACTIONS

    The Company was a party to an Amended and Restated Stock Transfer and Redemption Agreement dated February 27, 1991 (the "Redemption Agreement") entered into with Michael W. Rogers, Gary S. Stevens and John E. Pence (the "Founders"). Under the Redemption Agreement, the Company was obligated to repurchase the shares held by any of the Founders upon the death or disability of such Founders or in certain other events. On July 16, 1996, the Redemption Agreement was terminated and the Founders entered into a Stock Transfer Agreement with three family limited partnerships created by each of the Founders. The Stock Transfer Agreement provides that each of the Founders has a right of first refusal to purchase the shares of Common Stock held by any Founder that desires to sell his shares. The Stock Transfer Agreement also provides for the mandatory repurchase by the surviving Founders of shares of Company Common Stock held by a deceased Founder at the then-current fair market value of the shares using, in part, the proceeds of life insurance policies purchased by the Company for each of the Founders. The life insurance policies are owned by the Founders and are currently assigned to Ontrack Partners, a General Partnership, of which the Founders are the partners. Upon the death of any of the Founders, the insurance proceeds will be first used to reimburse the Company for all premiums paid. The remaining proceeds of the life insurance policies will be used to fund the purchase price for the shares; the remainder of the purchase price will be payable by the remaining Founders over a period of five years, with interest at a rate of 8% per annum. The premiums on the life insurance policies are being paid by the Company, and the Founders reimburse the Company for a portion of the premiums paid on their behalf. In 1996, the Company paid premiums relating to Messrs. Rogers, Stevens and Pence in the amounts of $79,000, $75,000 and $89,000, respectively.

    At December 31, 1996, the Company was indebted to Bert O. Sullivan, Jr. in the principal amount of $211,000 pursuant to a promissory note entered into in 1989. The note bears interest at a rate of 8.34% per annum, with principal and accrued interest payable in monthly installments through October 1999. Mr. Sullivan is the father-in-law of Michael W. Rogers, the Chairman and Chief Executive Officer of the Company.

    John M. Bujan, who was elected General Counsel and Secretary of the Company in March 1996, was the principal of John M. Bujan, P.A., a law firm that provided legal services to the Company from 1985 through March 1996. During 1995, the Company paid John M. Bujan, P.A. $68,384 for its legal services.

                          ---------------------------------

                    2.     RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The accounting firm of Price Waterhouse LLP has been the Company's auditing firm since its inception. Price Waterhouse LLP has been re-appointed by the Board of Directors as the Company's auditing firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Price Waterhouse LLP's reappointment.

    A representative from Price Waterhouse LLP will be available at the Annual Meeting of Shareholders to answer any appropriate questions.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              RATIFICATION OF THE RE-APPOINTMENT OF PRICE WATERHOUSE LLP

                          ----------------------------------

                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules, The Company's annual meeting for the fiscal year ending
December 31, 1997 is expected to be held on or about May 21, 1998, and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 1998. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 16, 1997.

    The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company; and (ii) the nomination by shareholders of candidates for election as directors.

    PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Article II of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

    SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Article III of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                       GENERAL

SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports for 1996, except for Roger D. Shober, Robert M. White and Marshall A. Warwaruk, each of whom filed one late report.

OTHER MATTERS

    All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted "FOR" the election of the Board of Director's nominees for directors and "FOR" proposal 2.

    The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, Officers, and other employees of the Company may also solicit in person, by telephone, by facsimile or by mail.

    The Annual Report of the Company for the year ended December 31, 1996 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Form 10-KSB Annual Report, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Thomas P. Skiba, ONTRACK Data International, Inc., 6321 Bury Drive, Eden Prairie, Minnesota, 55346.

                             By Order of the Board of Directors


                             John M. Bujan
                             GENERAL COUNSEL AND SECRETARY

April 15, 1997

                        ONTRACK DATA INTERNATIONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 1997

    The undersigned hereby appoint Michael W. Rogers or John M. Bujan, or either of them, as proxies, with full power of substitution to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of ONTRACK Data International, Inc., to be held in Eden Prairie, MN on May 21, 1997 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(1)        ELECTION OF DIRECTORS:             / /     FOR all nominees listed below       / /     WITHHOLD AUTHORITY
                                                      (EXCEPT AS MARKED TO THE                    TO VOTE FOR THE NOMINEES
                                                      CONTRARY)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                                     A LINE
                   THROUGH NOMINEE'S NAME IN THE LIST BELOW.)

       Michael W. Rogers, John E. Pence, Gary S. Stevens, Roger D. Shober
        Robert M. White, Ph.D., Jacqueline C. Morby, Richard J. Runbeck

(2) PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
                                           Dated: _______________________ , 1997
                                           Signed: _____________________________
                                                          (Signature)
                                               _________________________________
                                                          (Signature)

                                           PLEASE DATE AND SIGN exactly as your
                                           name(s) appears below indicating,
                                           where proper, official position or
                                           representative capacity in which you
                                           are signing. When signing as
                                           executor, administrator, trustee or
                                           guardian, give full title as such;
                                           when shares have been issued in names
                                           of two or more persons, all should
                                           sign.